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                                  EXHIBIT 99.7

           STOCK OPTION ASSUMPTION AGREEMENT FOR SPECIAL OPTION GRANT



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                                                                 EXHIBIT 99.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                                  Z MEDIA, INC.

                         NON-PLAN STOCK OPTION AGREEMENT

                            SERIES A PREFERRED STOCK


         THIS NON-PLAN STOCK OPTION AGREEMENT ("AGREEMENT") is made and entered into as of May 15, 2000 (the "DATE OF GRANT") by and between Z Media, Inc., a Delaware corporation (the "COMPANY"), and Ryan Adams, an individual whose principal address is set forth beneath his signature on the last page of this Agreement ("PARTICIPANT"). Capitalized terms not defined in the text shall have the meanings ascribed to them in Section 19 below.

         1. GRANT OF OPTION. The Company hereby grants to Participant an option (the "OPTION") to purchase up to one hundred thousand (100,000) shares of the Company's Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock (the "SHARES") at a price of $3.00 per Share (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement.

         2.       EXERCISE PERIOD AND VESTING.

         2.1 EXERCISE PERIOD OF OPTION; VESTING AND ACCELERATION. This Option is immediately exercisable although the Shares issued upon exercise of the Option will be subject to the restrictions on transfer and Repurchase Options set forth in Sections 7, 8 and 9 below. Provided that ClickQuick, a sole proprietorship with offices at 819 Hunt Club Boulevard, Auburn Hills, MI ("ClickQuick") continues to provide banner advertising services as a consultant, independent contractor or service provider to the Company, the Shares issuable upon exercise of this Option will become vested with respect to five and fifty-five hundredths percent (5.55%) of the Shares on June 1, 2000 (the "FIRST VESTING DATE") and thereafter at the end of each full succeeding month after the First Vesting Date an additional five and fifty-five hundredths percent (5.55%) of the Shares will become vested until the Shares are vested with respect to one hundred percent (100%) of the Shares; PROVIDED that in the event of a Change of Control of QuickClick then one hundred percent (100%) of the Shares shall become immediately vested. If application of the vesting percentage causes a fractional share to become vested, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares. Unvested Shares may not be sold or otherwise transferred by Participant without the Company's prior written consent.

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Notwithstanding any provision in this Agreement to the contrary, Options for
Unvested Shares (as defined in Section 2.2 of this Agreement) will not be exercisable on or after ClickQuick's Termination Date.

         2.2 VESTING OF OPTIONS. Shares that are vested pursuant to the schedule set forth in Section 2.1 are "VESTED SHARES." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "UNVESTED Shares."

         2.3 EXPIRATION. The Option shall expire on the fourth anniversary of the Date of Grant (the "EXPIRATION Date") and must be exercised, if at all, on or before the Expiration Date.

         3.       TERMINATION.

         3.1 TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If ClickQuick's services are Terminated (as defined in Section 19) for any reason, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

         3.2 NO OBLIGATION TO EMPLOY. Nothing in this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate ClickQuick's service for the Company or the Participant's employment or other relationship at any time, with or without cause.

         4.       MANNER OF EXERCISE.

         4.1 STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, INTER ALIA Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws, and full payment of the Exercise Price covering the Shares being purchased. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

         4.2 LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

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         4.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                  (a) provided that a public market for the Company's stock exists, (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, OR (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                  (b) by any combination of the foregoing.

         4.4 TAX WITHHOLDING. Prior to the issuance of any Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company.

         4.5 ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. Participant represents and warrants to the Company that Participant is an "accredited investor" as such term is defined under Rule 501 of the Securities Act, and has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Participant aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Participant's business or financial experience, Participant is capable of evaluating the merits and risks of this investment, has the ability to protect Participant's own interests in this transaction and is financially capable of bearing a total loss of this investment.

         6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

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         7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

         8. COMPANY'S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase Participant's Unvested Shares (as defined in Section 2.2 of this Agreement) on the terms and conditions set forth in the Exercise Agreement (the "REPURCHASE OPTION") if ClickQuick's services are Terminated (as defined in Section 19 hereof) for any reason, or no reason, including without limitation, voluntary resignation or termination by the Company with or without cause. Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only as to that number of Unvested Shares (whether or not exercised) that exceeds the number of shares which remain unexercised.

         9. COMPANY'S RIGHT OF FIRST REFUSAL. Unvested Shares may not be sold or otherwise transferred by Participant without the Company's prior written consent. Before any Shares held by Participant or any transferee of such Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the "RIGHT OF FIRST REFUSAL"). The Company's Right of First Refusal will terminate when the Company's securities become publicly traded.

         10. TAX CONSEQUENCES. Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

         10.1 EXERCISE OF OPTION. There may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         10.2 DISPOSITION OF SHARES. If the Shares are held for more than twelve
(12) months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long term capital gain. The Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of any compensation income deemed to occur as a result of any disposition of the Shares.

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         10.3 SECTION 83(b) ELECTION FOR UNVESTED SHARES. With respect to
Unvested Shares, which are subject to the Repurchase Option, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), WITHIN THIRTY (30) DAYS of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Participant, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.

         11.      PRIVILEGES OF STOCK OWNERSHIP; CERTIFICATES.

         11.1 PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a stockholder of the Company with respect to any Shares until Participant exercises the Option and pays the Exercise Price as to all or a portion of the Shares pursuant to the terms of this Agreement and such Shares are duly issued to Participant. After such exercised Shares are issued to Participant, Participant shall be a stockholder and have all the rights of a stockholder with respect to such issued Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such issued Shares; PROVIDED THAT, if such issued Shares are restricted stock, then any new, additional or different securities Participant may become entitled to receive with respect to such issued Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the issued Shares.

         11.2 CERTIFICATES. All certificates for Shares or other securities delivered pursuant to this Agreement shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

         12.      COMMITTEE POWERS.

         12.1 INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

         12.2 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew the Option and authorize the grant of a new option(s) in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under this Agreement. The Committee may reduce the Exercise Price without the consent of Participant.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

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         14. NOTICES. Any notice required to be given or delivered to the
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature on the last page of this Agreement or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered: upon personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by telefax or telecopier.

         15. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its right to purchase Shares under the Repurchase Option or the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         17. ACCEPTANCE. Participant has read and understands the terms and provisions hereof, and accepts the Option subject to all the terms and conditions of this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

         18.      CORPORATE TRANSACTIONS.

         18.1 ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR. In the event of a Change of Control, as defined in Section 19 hereof, the Option will be treated in the same manner as options to purchase shares of the Company's stock issuable under the Company's 1999 Stock Incentive Plan as in effect on the date of such event. The form of the Company's 1999 Stock Incentive Plan as of the Date of Grant is attached hereto as EXHIBIT A for reference.

         18.2 OTHER TREATMENT OF OPTION. Subject to any greater rights granted to Participant under this Agreement (including Section 18.1), in the event of the occurrence of any transaction described in Section 18.1, the Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         19. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with")

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means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "BOARD" means the Board of Directors of the Company.

                  "CHANGE OF CONTROL" means immediately prior to the closing of
(a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (c) the sale of all or substantially all of the assets of the Company.

                  "CHANGE OF CONTROL OF CLICKQUICK" means immediately prior to the closing of (a) a merger or consolidation in which ClickQuick is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of ClickQuick in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of ClickQuick or their relative stock holdings), (b) a merger in which ClickQuick is the surviving corporation but after which the stockholders of ClickQuick immediately prior to such merger (other than any stockholder which merges with ClickQuick in such merger, or which owns or controls another corporation which merges, with ClickQuick in such merger) cease to own their shares or other equity interests in ClickQuick, or (c) the sale of all or substantially all of the assets of ClickQuick.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITTEE" means the committee appointed by the Board to administer the Company's equity incentive or other stock option plans, or if no committee is appointed, the Board.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined by the Board in good faith.

                  "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
Section 16 of the Exchange Act.

                  "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time in question, each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "SEC" means the Securities and Exchange Commission.


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                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "TERMINATION" or "TERMINATED" means that ClickQuick has ceased to provide banner advertising services as a consultant, independent contractor or service provider, to the Company or a Parent, Subsidiary or Affiliate of the Company. The Committee shall have sole discretion to determine whether ClickQuick has ceased to provide services and the effective date on which ClickQuick ceased to provide services (the "TERMINATION DATE").

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.


Z MEDIA, INC.                              PARTICIPANT
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By
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              Alan R. Stein                              Ryan Adams
               President

                                           Address:
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                                           Fax Number:
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